Exhibit 99.2

This Statement on Form 4 is filed by:  (i) APSG Sponsor, L.P., (ii) AP Caps II Holdings GP, LLC, (iii) Apollo Principal Holdings III, L.P., and (iv) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer:  Apollo Principal Holdings III GP, Ltd.

Date of Event Requiring Statement:  November 16, 2020

Issuer Name and Ticker or Trading Symbol:  Apollo Strategic Growth Capital [APSG]

APSG SPONSOR, L.P.

By:	AP Caps II Holdings GP, LLC,
its general partner

By:	Apollo Principal Holdings III, L.P.,
its managing member

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP CAPS II HOLDINGS GP, LLC

By:	Apollo Principal Holdings III, L.P.,
its managing member

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III GP, LTD.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President